Exhibit 99.1

WALT DISNEY CO/ (DIS)
500 SOUTH BUENA VISTA ST BURBANK, CA 91521 818. 560.1000 http://disney.go.com/

425

425

Filed on 02/07/2006

File Number 001-11605

LIVEDGAR® Information Provided by Global Securities Information, Inc.

800.669.1154

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Filed by Citadel Broadcasting Corporation

pursuant to Rule 425 under the Securities Act of 1933

Subject Company: The Walt Disney Company

Commission File No.: 1-11605

Contacts:
For Citadel Broadcasting:	The Walt Disney Company
Anna Cordasco/Brooke Morganstein	Zenia Mucha — 818–560–5300
Citigate Sard Verbinnen	David Caouette — 818–560–8543
212-687-8080

ABC Radio to Merge with Citadel Broadcasting

Combination to Create Third Largest National Radio Group;

Farid Suleman to be CEO

Disney Shareholders to Hold 52% of Combined Company

Burbank, CA and Las Vegas, NV (February 6, 2006) — The Walt Disney Company (NYSE: DIS) and Citadel Broadcasting Corporation (NYSE: CDL) today announced that the Board of Directors of both companies have approved a definitive agreement to combine ABC Radio, which includes 22 radio stations and the ABC Radio Networks, with Citadel Broadcasting. The newly combined company, to be named Citadel Communications, will be the third largest radio group in the United States, with a strong national footprint reaching more than 50 markets.

Following the completion of the merger, Disney shareholders will own approximately 52% of Citadel Communications and The Walt Disney Company will retain $1.4 to $1.65 billion in cash depending on the market price of Citadel Broadcasting at the time of closing. Citadel shareholders will own the remaining 48% of the combined company. Valued at approximately $2.7 billion, the deal is expected to be completed by the end of the year, subject to regulatory approvals.

“Our ABC Radio business represents a premier set of assets that have been exceptionally well-managed. ABC Radio and Citadel are a strong strategic fit that will create one of the country’s largest radio station groups,” said Robert A. Iger, President and Chief Executive Officer of The Walt Disney Company. “With this merger we have a unique opportunity to offer Disney shareholders ownership in a new radio leader that will be well positioned for long-term success.”

Farid Suleman, Citadel Chief Executive Officer, will be CEO and lead the management team of the new company. Suleman, a seasoned industry leader with both radio station and radio network experience, is the former CEO of Infinity Broadcasting.

“By joining forces to form Citadel Communications, our new company can continue to deliver on Citadel’s impressive record of success as well as pursue many exciting growth initiatives in the future,” said Suleman. “We look forward to welcoming our talented new colleagues at ABC Radio who have a long history of strong market performance, and are eager to work together to integrate ABC’s top-notch assets into our new strategically enhanced radio group.” After the transaction, Citadel Communications will be comprised of 177 FM stations and 66 AM stations in the nation’s leading markets, in addition to the ABC Radio Networks. As a company focused exclusively on the radio business, Citadel Communications will have the benefit of scale in an increasingly competitive industry.

As part of the transaction, 14 FM and 8 AM ABC radio stations in nine major markets, including New York, Los Angeles, Chicago, San Francisco and Dallas, will join Citadel Communications.

In addition, the merger includes the ABC Radio Networks, which create and distribute programming to more than 4,000 affiliates. The programming includes popular syndicated radio programs such as Paul Harvey News and Comment, The Sean Hannity Show and The Tom Joyner Morning Show, as well as 24/7 music formats.

The assets joining the new company had 2005 revenue of approximately $575 million and operating income of approximately $200 million. Listeners of ABC News Radio will continue to enjoy the same broadcasts on their favorite radio stations. Through an exclusive 10-year licensing agreement, Citadel Communications will deliver ABC News Radio programming to terrestrial radio stations. Disney will continue to retain rights to deliver ABC News content in other formats such as broadband, wireless and satellite.

ESPN Radio and Radio Disney are not included in the transaction.

The transaction is subject to review by the antitrust agencies, approval by the Federal Communications Commission, the receipt of a tax ruling from the Internal Revenue Service, a tax opinion from Dewey Ballantine LLP, and other customary closing conditions. Affiliates of Forstmann Little & Co., holding approximately 67% of the shares of Citadel Broadcasting, have approved the transaction.

Transaction Process

Prior to the merger with Citadel Broadcasting, Disney will distribute ownership of the ABC Radio entity to Disney shareholders in either a spin-off or split-off transaction. Disney will determine which approach it will take later in the year based on market conditions and other considerations at the time. A spin-off would provide a pro-rata distribution of shares to Disney shareholders. A split-off would allow Disney shareholders the opportunity to exchange Disney shares for stock in the radio business. Under terms of the transaction, Disney will retain $1.4 to 1.65 billion in cash depending on the market price of Citadel Broadcasting at the time of closing. The deal is structured as a “reverse Morris Trust” transaction and is expected to be tax-free to Disney shareholders for federal income tax purposes.

The Disney Board was advised by Bear, Stearns & Co., Goldman, Sachs & Co. and Lazard, Freres & Co. J.P. Morgan Securities Inc. advised and provided a fairness opinion to the Board of Directors of Citadel. Merrill Lynch & Co. also provided a fairness opinion to the Citadel Board.

Citadel Broadcasting

Citadel Broadcasting currently owns and operates 163 FM and 58 AM radio stations in 49 markets located in 24 states across the United States. Its well-clustered radio station portfolio is diversified by programming formats, geographic regions, audience demographics and advertising clients.

ABC Radio Station Group

New York, NY
WABC — AM
WPLJ — FM
Washington, D.C.
WMAL — AM
WRQX — FM
WJZW — FM
Atlanta, GA
WKHX — FM
WYAY — FM
Detroit, MI
WJR — AM
WDRQ — FM
WDVD — FM
Chicago, IL
WLS — AM

WZZN — FM
Minneapolis, MN
KQRS — FM
KXXR — FM
Drive 105 — FM
Dallas, TX
WBAP — AM
KSCS — FM
KTYS — FM
Los Angeles, CA
KABC — AM
KLOS — FM
San Francisco, CA
KGO — AM
KSFO — AM

About The Walt Disney Company:

The Walt Disney Company (NYSE:DIS), together with its subsidiaries and affiliates, is a leading diversified international family entertainment and media enterprise with four business segments: media networks, parks and resorts, studio entertainment and consumer products. Disney is a Dow 30 company, had annual revenues of nearly $32 billion in its most recent fiscal year, and a market capitalization of approximately $51 billion as of February 3, 2006.

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Forward-Looking Statements:

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of the views and assumptions of the management of The Walt Disney Company and Citadel regarding future events and business performance as of the time the statements are made and they do not undertake any obligation to update these statements. Actual results may differ materially from those expressed or implied. Such differences may result from legal or regulatory proceedings or other factors that affect the timing or ability to complete the transactions contemplated herein, actions taken by either of the companies, including restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions), as well as from developments beyond the companies’ control, including changes in domestic and global economic conditions, competitive conditions and consumer preferences. Such developments may affect assumptions regarding the operations of the businesses of the ABC Radio assets and Citadel separately or as combined entities including, among other things, the timing of the transaction and the performance of the businesses. Additional factors that may affect results are set forth in the Annual Report on Form 10-K of The Walt Disney Company for the year ended October 1, 2005 under the heading “Item 1A—Risk Factors” and Annual Report on Form 10-K of Citadel Broadcasting Corporation for the year ended December 31, 2004 under the heading “Item 1—Risk Factors”.